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                                                                    EXHIBIT 23.6
                           CONSENT OF ROBERT J. SWAB


     In accordance with the requirements of Rule 438 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in this Registration Statement on Form S-4 and in the accompanying Proxy Statement/Prospectus forming a part thereof relating to the registration under the Securities Act of up to 3,882,790 shares of common stock of T/SF Communications Corporation ("Communications") to be issued to stockholders of Tribune/Swab-Fox Companies, Inc. ("Tribune/Swab-Fox") in connection with the proposed merger of Tribune/Swab-Fox with and into Communications.


                                        /s/ Robert J. Swab
                                       -------------------
                                       Robert J. Swab
March 31, 1995

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